                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of The Kroger Co. on Form S-8 (File No. 33-2056), Form S-8 (File No. 2-98858), Form S-8 (File No. 33-20734), Form S-8 (File No. 33-25698), Form S-8
File No. (33-38121), Form S-8 (File No. 33-38122), Form S-8 (File No. 33-53747),
Form S-8 (File No. 33-55501), Form S-3 (File No. 33-61563), Form S-8 (File No. 333-11859), Form S-8 (File No.333-11909), Form S-8 (File No.333-27211), Form S-4
(File No. 333-66961), Form S-3 (File No. 333-74389) and Form S-8 (File No. 333-78935) of our report (which includes an explanatory paragraph relating to the Company's change in its application of the LIFO method of accounting for store inventories as of December 28, 1997) dated May 28, 1999, on our audits of the supplemental consolidated financial statements of The Kroger Co. as of and for the three years ended January 2, 1999, which report is included in this Current Report on Form 8-K.



(PricewaterhouseCoopers LLP)
PricewaterhouseCoopers LLP
Cincinnati, Ohio
May 28, 1999